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                                                                      EXHIBIT 21
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LIST OF SUBSIDIARIES                                                    STATE OF INCORPORATION OR ORGANIZATION
--------------------                                                    --------------------------------------
Gold Mountain Development, LLC *                                        Colorado

BlackHawk Gold Ltd. *                                                   Colorado

Sunrise Land & Mineral Corporation *                                    Nevada

Blue Diamond Resorts, Inc. *                                            Nevada

Goldfield Resources, Inc. *                                             Nevada

Dry Creek Casino, LLC (69% ownership)                                   Texas

Route 66 Casinos, LLC (51% ownership)                                   Nevada

Restaurant Connections International, Inc.                              Nevada
(30% ownership)
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*  Indicates wholly-owned subsidiary.


                                      F-25